Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Splunk Inc. of our report dated March 27, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Splunk Inc.’s Annual Report on From 10-K for the year ended January 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 09, 2019